CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated November 20, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of the Wasatch Core Growth Fund, Wasatch Global Science & Technology Fund, Wasatch Heritage Growth Fund, Wasatch Heritage Value Fund, Wasatch International Growth Fund, Wasatch International Opportunities Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Strategic Income Fund, Wasatch Ultra Growth Fund, and Wasatch-Hoisington U.S. Treasury Fund (constituting the Wasatch Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
January 25, 2008